Exhibit 10.1.1

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is dated as of March 12, 2004 by and between LMIC, Inc., a Delaware corporation (the "Company"), and [ _________________________ ] (the "Purchaser").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

"Bankruptcy Event" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

"Change of Control" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an


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individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-third of the voting ______ rights or equity interests in the Company; (ii) a replacement of more than one-third of the members of the Company's board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Company or any Subsidiary or a sale of more than one-third of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least 50.1% of the voting rights and equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-third of the voting rights or equity interests in the Company; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling stockholders of an agreement providing for any of the foregoing events.

"Closing," means the closing of the purchase and sale of the Shares pursuant to
Section 2.1.

"Closing Date," means the date of the Closing.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share.

"Common Stock Equivalents" means, collectively, Options and Convertible Shares.

"Company Counsel" means Willkie Farr & Gallagher, LLP.

"Convertible Shares" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

"Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

"Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market or the OTC Bulletin Board or any successor to any of the foregoing.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Stock" means the issuance of Common Stock (A) upon exercise or conversion of any Options or other securities described in Schedule 3.1(f) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule), (B) in connection with any grant of options to employees, officers, directors or consultants of the


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Company pursuant to a stock option plan duly adopted by the Company's board of directors or in respect of the issuance of Common Stock upon exercise of any such options, (C) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (excluding any equity line) at a per share offering price equal to at least the market price and in an aggregate offering amount greater than $25,000,000, (D) pursuant to any bona fide strategic transaction or investment, the primary purpose of which is not to raise capital, (E) in connection with any bona fide loan transaction with a commercial bank or other similar commercial lender; (F) in connection with the Omicron Financing, or (G) in connection with a "Concurrent Offering" as defined in Section 4.3.

"Filing Date" means no later than 45 days following the Closing Date.

"Lien" means any lien, charge, claim, security interest, encumbrance or right of first refusal.

"Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys' fees.

"Manager" means Aladdin Investment Advisors, LLC, a Delaware limited liability company.

"Member" means the Manager and any other holder of members' interests or other equity interests of the Purchaser.

"Omicron Financing" means the proposed sale and issuance of up to $5,000,000 of 4% convertible debentures of the Company due August 3, 2006 and warrants to purchase 810,373 shares of Common Stock of the Company to Omicron Master Trust or its registered assigns.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Shares.

"Per Share Closing Price" means $1.50 per share, unless otherwise specified herein.

"Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

"Post-Effective Amendment" means a post-effective amendment to the Registration Statement.

"Post-Effective Amendment Filing Deadline" means the 10th Trading Day after the Registration Statement ceases to be effective pursuant to applicable securities laws due to the passage of time or the occurrence of an event requiring the Company to file a Post-Effective Amendment.

"Proceeding," means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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"Prospectus" means the prospectus included in the Registration Statement
(including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Purchase Price" has the meaning defined in Section 2.1(b) hereof.

"Registrable Shares" means the Shares and any other shares of Common Stock issued or issuable pursuant to the Transaction Documents that are owned of record or beneficially by the Purchaser or any Member, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

"Registration Statement" means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Required Effectiveness Date," means 150 days following the Closing Date.

"Rule 144," "Rule 415," and "Rule 424" means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the aggregate number of shares of Common Stock, which are being issued and sold to the Purchaser at the Closing.

"Subsidiary" means any subsidiary, as defined in Rule 1-02(x) of Regulation S-X promulgated by the Commission, of the Company.

"Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market (or any successor thereto) or (b) if trading does not occur on any Trading Market (or any successor thereto), any Business Day.

"Trading Market," means the OTC Bulletin Board or any other Eligible Market on which the Common Stock is then listed or quoted.

"Transaction Documents" means this Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.


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"Transfer Agent" means Continental Stock Transfer & Trust Company, or any other transfer agent selected by the Company.

"Transfer Agent Instructions" means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

"Vertical Ventures Financing" means the sale in January and February 2004 of approximately 3,201,667 shares of Company Common Stock at $1.50 per share to investors originated by Vertical Ventures LLC.


                                   ARTICLE II
                                PURCHASE AND SALE

2.1.        Purchase and Sale of the Shares; Closing.

      (a) Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of [ ] Shares. Each of the Shares shall be purchased at the Per Share Closing Price.

      (b) At the Closing, the Purchaser shall, against delivery of one or more stock certificates evidencing the applicable number of the Shares, pay to the Company, an amount equal to the product of (i) the number of Shares to be purchased, and (ii) the Per Share Closing Price (the "Purchase Price").

      (c) The Closing shall take place at the offices of Gersten Savage Kaplowitz Wolf & Marcus, LLP, counsel to the Purchaser, 101 East 52nd Street, New York, New York 10022, immediately following the execution hereof, or at such other location or time as the parties may agree.

2.2.        Closing Deliveries.

      (a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

            (i) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Shares being purchased under this Agreement, registered in the name of the Purchaser;

            (ii) a legal opinion of Company Counsel, in the form of Exhibit B, executed by such counsel and delivered to the Purchaser; and

            (iii) duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.


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      (b)   At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the aggregate Purchase Price for the applicable number of Shares to be purchased hereunder, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchaser as follows:

            (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in
Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) materially adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) materially adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against


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the Company in accordance with its terms, subject to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default or termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

            (e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.

            (f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in
Schedule 3.1(f). hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as



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specifically disclosed in Schedule 3.1(f), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common
Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

            (g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 17, 2003 (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchaser true, correct and complete copies of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

            (h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports (the "Financial Statement Date"), except as specifically disclosed in the SEC Reports or on Schedule 3.1(h) annexed hereto , (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred pursuant to arrangements in existence on the Financial Statement Date or incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital


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stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

            (i) Absence of Litigation. Except as set forth in Schedule 3.1(i), there is no Proceeding against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

            (j) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

            (k) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

            (l) Certain Fees. Except for fees described in Schedule 3.1(l), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

            (m) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a


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United States real property holding corporation within the meaning of the
Foreign Investment in Real Property Tax Act of 1980.

            (n) Form SB-2 Eligibility. The Company is eligible to register the Shares to be issued to the Purchaser hereunder for resale by the Purchaser or its Affiliates, using Form SB-2 promulgated under the Securities Act.

            (o)   Listing and Maintenance Requirements. Except as disclosed on
Schedule 3.1(o), the Company has not received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (p) Registration Rights. Except as described in Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

            (q) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents that is or could become applicable to any of the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Shares and the Purchaser' ownership of the Shares.

            (r) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

            (s) Acknowledgment Regarding Purchaser's Purchase of Shares. The Company acknowledges and agrees that each of the Purchaser is acting solely in




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the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that neither the Purchaser nor the Manager is acting as a financial advisor or fiduciary of the Company or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

            (t) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (u) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (v) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (w) Transactions With Affiliates and Employees. Except as set forth in SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (x) Solvency. Following consummation of the transactions contemplated hereby, based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            (y) Going Concern. Following consummation of the transactions contemplated hereby, the Company and the Subsidiaries have no knowledge (after taking into account the proceeds received by the Company from the sale of the Shares) that the Company's independent public accountants, will issue an audit letter containing a "going concern" opinion in connection with the Company's quarterly report on Form 10-Q pursuant to Section 13 or 15(d) under the Exchange Act for the period ended September 30, 2003 or otherwise.

            (z) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

            (a) Organization; Authority. (i) if the Purchaser is not a natural person: (A) the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, and (B) the purchase by the Purchaser of the Shares has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. The Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Shares for any period of time.

            (c) Status. At the time the Purchaser was offered the Shares it or its Affiliates were, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act, as evidenced by the Purchaser's completion of the Statement of Accredited Investor attached hereto as Exhibit E.

            (d) Investment Experience. The Purchaser, either alone or together with its representatives and Affiliates, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Affiliates of the Purchaser are all able to bear the economic risk of an investment in the Shares and are all able to afford a complete loss of such investment.

            (e) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser either (i) conducted substantial negotiations with the Company relating to a proposed investment in the Company prior to the filing of the Company's registration statement on Form SB-2 in January of 2004 (the "Form SB-2"), or (ii) was introduced to the Company by a person that had conducted substantial negotiations with the Company relating to a proposed investment in the Company prior to the filing of the Company's registration statement on Form SB-2 in January of 2004.

            (f) Company Information. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

            (g) Certain Fees. The Company shall not be liable to pay any brokerage or finder's fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

            (a) Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or to the Company or pursuant to Rule144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Shares by a Purchaser to an Affiliate of the Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (b) The Purchaser and the Manager each agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Shares, including Shares that may be distributed to any Members of the Purchaser:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

            (c) Certificates evidencing Shares shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Shares is effective under the Securities Act, or
(ii) following any valid sale of such Shares pursuant to Rule 144 so long as Purchaser has completed and filed Form 144 with the Commission and provided evidence satisfactory to the Company of compliance with Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k) and Purchaser is not, and has not been during the 90 days preceding such sale, an Affiliate of the Company, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares, the Company will use reasonable efforts to, but in no event later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

            (d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Shares and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2 Furnishing of Information. As long as the Purchaser or any Member of the Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Not more often than once every 90 days, upon the request of any Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchaser to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.3 Integration; Waiver of Rescission Right. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser. Purchaser acknowledges that the Company has conducted several unregistered offerings of securities subsequent to the filing of the Form SB-2 and that the Securities and Exchange Commission or other governmental agencies may take the position that (a) the offering and sale of the Shares hereunder should be integrated with (i) such prior offerings, (ii) the concurrent offering by the Company of Shares pursuant to a purchase agreement with terms and conditions substantially similar to the terms and conditions of this Agreement and of warrants (collectively, the "Concurrent Offering"), or (iii) the offering of shares pursuant to the Form SB-2; and (b) as a result of such integration the Purchaser may have the right to rescind the purchase and sale of the Shares hereunder and receive a refund of the purchase price (the "Rescission Right"). The Purchaser hereby waives any Rescission Right and discharges the Company from any obligation to make or consummate an offer to acquire the Shares in connection with a Rescission Right and any breach of this Section 4.3 arising out of the integration described in clause (a) of this paragraph.

4.4 Reservation and Listing of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares. Following the Effective Date, the Company shall in the time and manner required by its Trading Market, prepare and file with such Trading Market an additional shares listing application covering the number of shares of Common Stock issuable under the Transaction Documents and shall take all steps necessary to cause such shares of Common Stock to be approved for listing on its Trading Market as soon as possible.

4.5         Subsequent Placements.

            (a) Until the Effective Date (the "Blockout Period"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

            (b) The Blockout Period set forth in the preceding Section 4.5(a) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Purchaser for the resale of Registrable Shares thereunder.

            (c) From the end of the Blockout Period until the 18th month anniversary thereof, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this
Section 4.5(c).

                  (i) The Company shall deliver to the Purchaser a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Shares") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Shares, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Shares to be issued, sold or exchanged, (y) identify the Persons or entities (if known) to which or with which the Offered Shares are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Purchaser a pro rata portion of the Offered Shares equal to (A) the aggregate Purchase Price paid by the Purchaser divided by (B) the sum of (i) the aggregate principal amount of the debentures issued pursuant to the Omicron Financing and converted in Common Stock prior to the date of the Subsequent Financing, (ii) 64.171% of the aggregate Purchase Price paid by the Purchaser pursuant to Section 2.1(a) of this Agreement for the Shares at the Per Share Purchase Price, and (iii) the aggregate amount paid by the Purchasers for all of the Shares issued in the Vertical Ventures Financing (the "Basic Amount").

                  (ii) To accept an Offer, in whole or in part, the Purchaser must deliver a written notice to the Company prior to the end of the ten (10) Trading Day period of the Offer, setting forth all or any portion of the Purchaser's Basic Amount that the Purchaser elects to purchase (the "Notice of Acceptance").

                  (iii) The Company shall have ten (10) Trading Days from the expiration of the period set forth in Section 4.5(c)(ii) above (the "Subsequent Placement Closing Period") to issue, sell or exchange all or any part of such Offered Shares as to which a Notice of Acceptance has not been given by the Purchaser (the "Refused Shares"), but only to the offerees described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer. However, if the stock appreciates by more than 15% during the Subsequent Placement Closing Period (or such shorter period from the expiration of the period set forth in Section 4.5(c)(ii) above through the date the Company sets to issue, sell or exchange all or any portion of the Refused Shares), then the Purchaser will have 1 Trading Day to elect to issue a Notice of Acceptance in accordance with Section 4.5(c)(ii) above relating to the Refused Shares. The Company and the Purchaser agree that the Subsequent Placement Closing Period shall be extended until the expiration of the 1 Trading Day period in the immediately preceding sentence.

                  (iv) In the event the Company shall propose to sell less than all the Refused Shares (any such sale to be in the manner and on the terms specified in Section 4.5(c)(iii) above), then the Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Shares specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Shares that the Purchaser elected to purchase pursuant to Section 4.5(c)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Shares the Company actually proposes to issue, sell or exchange (including Offered Shares to be issued or sold to Purchaser pursuant to Section 4.5(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Shares. In the event that any Purchaser so elects to reduce the number or amount of Offered Shares specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Shares unless and until such securities have again been offered to the Purchaser in accordance with Section 4.5(c)(i) above.

                  (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Shares, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Offered Shares specified in the Notices of Acceptance, as reduced pursuant to
Section 4.5(c)(iv) above if the Purchaser have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchaser of any Offered Shares is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Offered Shares reasonably satisfactory in form and substance to the Purchaser and its respective counsel.

                  (vi) Any Offered Shares not acquired by the Purchaser or other Persons in accordance with Section 4.5(c)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchaser under the procedures specified in this Agreement.

            (d) The restrictions contained in Sections 4.5(a) and (c) shall not apply to Excluded Stock.

4.6 Securities Laws Disclosure; Publicity. The Company shall, on the Closing Date, issue press release acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby. On the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K Filing") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchaser promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchaser for their review as early as practicable prior to its filing), the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchaser for their review. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Member of the Purchaser, or include the name of the Purchaser or any Member of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser and (if applicable) such Member, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the

Purchaser or any Member of the Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. The Purchaser hereby consents to disclosure of its name in the "Selling Stockholder" section of the Registration Statement. Neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and
(ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated since July 17, 2003 did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.7 Use of Proceeds. Except as set forth on Schedule 4.7, the Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and consistent with prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

4.8 Reimbursement. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a "Related Person") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser's or Related Person's misrepresentation, gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless the Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party hat, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by
Section 6.4(c) below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchaser and any such Related Persons. The Company also agrees that neither the Purchaser nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the misrepresentation, gross negligence, willful misconduct or breach of any Transaction Document of or by the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchaser on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchaser on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.9 Fundamental Changes. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and until the Effective Date, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Purchaser:

            (a) merge with any other business entity, which results in a Change of Control;

            (b) sell a substantial portion of assets not in the ordinary course of business;

            (c) increase the authorized number of shares of any class or series of capital stock of the Company;

            (d)   amend the company's charter or by-laws;

            (e) purchase, redeem (other than pursuant to equity incentive agreements with non-officer employees giving the Company the right to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock;

            (f) increase the number of shares issuable pursuant to any stock option or other equity incentive plan;

            (g) change the nature of the Company's business to any business which is fundamentally distinct and separate from the business currently conducted by the Company; or

            (h) cause or permit any subsidiary of the Company directly or indirectly to take any actions described in clauses (a) through (g) above, other than issuing securities to the Company.

                                    ARTICLE V
                                   CONDITIONS

5.1 Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

            (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, including the conditions set forth in
Section 2.2(a).

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

            (b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

            (c) Receipt of Funds. The Company shall have received immediately available funds payable to the Company from each Purchaser representing the Purchaser's Purchase Price for the Shares.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

6.1   Shelf Registration

            (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Shares on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith as the Purchaser may consent) and shall contain (except if otherwise directed by the Purchaser) the "Plan of Distribution" attached hereto as Exhibit C.

            (b) The Company shall use its commercially reasonably efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the

Securities Act until the Registrable Shares can be sold pursuant to Rule 144(k) or such earlier date when all Registrable Shares covered by such Registration Statement have been sold (the "Effectiveness Period").

            (c) The Company shall notify the Purchaser in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

            (d) As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the Commission a Post-Effective Amendment. The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the 90th day after the Post-Effective Amendment Filing Deadline. The Company shall notify each Purchaser in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Post-Effective Amendment has been declared effective.

            (e) Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Purchaser (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay to the Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 0.5% of the aggregate purchase price paid by the Purchaser hereunder for the first month and 1.0% for each month thereafter. The payments to which a Purchaser shall be entitled pursuant to this Section 6.1(d) are referred to herein as "Event Payments". Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

For such purposes, each of the following shall constitute an "Event":

                  (i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date; provided, however, that for the purposes of the Event Payment under this Section 6.1(e) only, the Company shall have an additional 15 days to cure the failure to declare the Registration Statement effective on or prior to the Required Effectiveness Date before such Event Payment is due to the Purchaser under this Section 6.1(e);

                  (ii) after the Effective Date, a Purchaser is not permitted to sell Registrable Shares under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason for five or more Trading Days (whether or not consecutive);

                  (iii) a Post-Effective Amendment is not filed on or prior to the Post-Effective Amendment Filing Deadline or is not declared effective on or prior to the 15th Trading Day after the Post-Effective Amendment Filing Deadline;


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

                  (iv) after the Effective Date, any Registrable Shares covered by such Registration Statement are not listed on an Eligible Market;

                  (v) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five Trading Days (which need not be consecutive Trading Days); or

                  (vi) the Company fails for any reason to deliver a certificate evidencing any Shares to a Purchaser within ten (10) Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Purchaser pursuant to the Transaction Documents are otherwise suspended for any reason.

            (f) Except as described in Schedule 3.1(p) hereto, the Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a Registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

6.2 Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) Furnish to the Purchaser, the Manager and any counsel designated by the Purchaser ("Purchaser Counsel") copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchaser holding a majority of the Registrable Shares shall reasonably object.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Shares for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Shares; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and (unless further delayed by reason of responding to SEC financial comments or obtaining current financial statements) in any event within twenty days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchaser true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Purchaser of Registrable Shares to be sold and each Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to the Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment.

            (e) Furnish to each Purchaser and the Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, and all exhibits to the extent requested by such Person promptly after the filing of such documents with the Commission.

            (f) Promptly deliver to the Purchaser and the Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchaser in connection with the valid offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto.

            (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Shares; (ii) take all steps necessary to cause such Registrable Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing; and (iv) maintain the listing of such Registrable Shares on each such Trading Market or another Eligible Market.

            (h) Prior to any public offering of Registrable Shares, use its best efforts to register or qualify or cooperate with the Purchaser or any Member selling Registrable Shares and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (i) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and applicable securities laws, of all restrictive legends, and to enable such Registrable Shares to be in such reasonable denominations and registered in such names as any such Purchaser may request.

            (j) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (k) Cooperate with any reasonable due diligence investigation undertaken by the Purchaser in connection with the sale of Registrable Shares, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing and signs a confidentiality, non-disclosure and indemnification agreement with respect to all such non-public information.


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

            (l) If Holders of a majority of the Registrable Shares being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

            (m) Comply with all applicable rules and regulations of the Commission.

6.3 Registration Expenses. The Company shall pay (or reimburse the Purchaser for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Shares and of printing prospectuses requested by the Purchaser), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to $10,000 in the aggregate for a single Purchaser's Counsel for all of the Purchasers purchasing in the Concurrent Offering, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

6.4   Indemnification.

            (a) Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser, the officers, directors, partners, Members, agents, investment advisors and employees of each of them, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, Members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Shares and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 6.5. The Company shall


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

notify the Purchaser promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Purchaser and Members. The Purchaser and its Members shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of failure to comply with all prospectus delivery requirements upon a re-sale of any Shares or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser or a Member to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Purchaser or Member furnished in writing to the Company by the Purchaser or Member expressly for use therein, or to the extent that such information relates to the Purchaser or Member or the Purchaser's or Member's proposed method of distribution of Registrable Shares and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by the Purchaser or Member of an outdated or defective Prospectus after the Company has notified the Purchaser or Member in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser or Member hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser or such Member upon the sale of the Registrable Shares giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or
(iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

            (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.


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

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Shares subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5 Dispositions. The Purchaser agrees that it will comply with, and indemnify and hold harmless all relevant Indemnified Parties in connection with any failure of the Purchaser to comply with, prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Shares pursuant to the Registration Statement. The Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), the Purchaser will discontinue disposition of such Registrable Shares under the Registration Statement until the Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6 No Piggyback on Registrations. Except as set forth on Schedule 6.6 attached hereto, neither the Company nor any of its security holders (other than the Purchaser in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Shares, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Shares the Purchaser requests to be registered.


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

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. Notwithstanding anything to the contrary herein, Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Company Shares.

7.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as ay be designated in writing hereafter, in the same manner, by such Person.

7.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, if and to the extent that Aladdin Investment Advisors, LLC waives a comparable provision of the Aladdin Investments LLC purchase agreement for the purchase of common stock executed in connection with the Concurrent Offering, such waiver shall, without any further action required on the part of Purchaser, constitute a waiver of the corresponding provision of this Agreement. Purchaser understands that the preceding sentence may result in the diminution of its rights by virtue of the unilateral action of Aladdin Investment Advisors, LLC.

7.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed


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

to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Purchaser." Notwithstanding anything to the contrary herein, Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares.

7.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.8 and each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.7 Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York.

THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.


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

7.8 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Shares, as applicable.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

7.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or the Purchaser or any Member enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[the balance of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Shares Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                              LMIC, INC.


                              By:____________________________________
                                 Name: Luis P. Negrete
                                 Title: President & CEO

                              Address for Notice:

                              6435 Virginia Manor Road
                              Beltsville, MD 20705
                              Facsimile No.:
                              Telephone No.: (204) 264-8300
                              Attn:



                              ALADDIN INVESTMENTS, LLC
                              (a Delaware limited liability company)
                              By: ALADDIN INVESTMENT ADVISORS, LLC
                              (Manager)


                              By:_________________________________
                                 Name:___________________
                                 Title:


                              Address for Notice:


                              520 Madison Avenue 38th floor
                              New York, New York 10022
                              Telephone No. (212) 570-5959
                              Attn:_________________________

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